SECURITIES AND EXCHANGE COMMISSION

                         Washington D.C. 20549

                               Form 8-A

           FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                Pursuant to Section 12(b) or (g) of the
                    Securities Exchange Act of 1934


              INTERNATIONAL BUSINESS MACHINES CORPORATION

        (Exact name of registrant as specified in its charter)


                                                 13-0871985
          New York                             (I.R.S. Employer
  (State of Incorporation)                     Identification No.)


Old Orchard Road, Armonk, New York                   10504


(Address of principal                              (Zip Code)
executive offices)

  Securities to be registered pursuant to Section 12(b) of the Act:


     Title of each class      Name of each exchange on which
     to be so registered      each class is to be registered


    6.45% Notes due 2007      New York Stock Exchange, Inc.
  6.22% Debentures due 2027   New York Stock Exchange, Inc.



If this form related to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1),
please check the following box.                         [X]

If this form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A. (c)(2), please check the following
box.                                                    [ ]

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  Securities to be registered pursuant to Section 12(g) of the Act:

                                 None

----------------------------------------------------------------------

                           (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.

     The description of the securities to be registered is contained in the Prospectus Supplement dated July 30, 1997, and the Prospectus dated March 6, 1997, copies of which were electronically transmitted for filing with the Commission pursuant to Rule 424(b) on July 31, 1997, each of which form a part of the Registrant's Registration Statement on Form S-3 (No. 333-21073), and is incorporated herein by reference.

Item 2.  Exhibits.

     I. The following exhibits are filed with the Commission and the New York Stock Exchange, Inc.:

     2.1 - Form of the Registrant's 6.45% Note due 2007

     2.2 - Form of the Registrant's 6.22% Debenture due 2027

     2.3 - Indenture dated as of October 1, 1993, between the Registrant and The Chase Manhattan Bank, as Trustee (incorporated by reference to Exhibit 4(a) to the Registration Statement on Form S-3 (No. 33-50537)), as supplemented by the First Supplemental Indenture dated as of December 15, 1995 relating to the Notes and the Debentures to be registered hereunder (incorporated by reference to Exhibit 4(c) to the Registration Statement on Form S-3 (No. 33-65119)).


     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                  INTERNATIONAL BUSINESS MACHINES CORPORATION
                                (Registrant)


                  By:      /s/ Janet Andersen
                         Name: Janet Andersen
                         Title: Assistant Treasurer


Date:  August 1, 1997.